SECTION 351 CONTRIBUTION AGREEMENT

THIS SECTION 351 CONTRIBUTION AGREEMENT, made as of the  24th  day of February 2014 by and among:

VITACIG, INC. a Nevada corporation with its principal office located at 800 Bellevue Way NE, Bellevue, WA 98004 (hereinafter “Company”);  and mCIG, INC., a corporation duly formed in the state of Nevada (hereinafter referred to as the “Contributing Party”)

WITNESSETH:

WHEREAS, the Contributing Party, who have taken part in the development of the Company’s business concept, having an interest in and to the business concept, pending contracts, and other assets both tangible and intangible; and

WHEREAS, the Company and the Contributing Party believe that it is in their best interests to combine their resources; and

WHEREAS the Company and the Contributing Party have negotiated and reached certain understandings, herein delineated, which have been memorialized hereinafter, for which they desire this Contribution Agreement to formalize and evidence such understandings

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound, the parties have agreed as follows:

1.

The Company currently has no shares of its Common Stock issued and outstanding; there are no series of Preferred Stock designated and no shares of Preferred Stock are issued and outstanding.

2.

The Contributing Party hereby contributes to the Company and hereby transfers, sells, conveys, assigns and quitclaims to the Company all of his rights, title and interest in and to the business and business concept of the Company, listed under Schedule A, attached hereto.

3.

The Company and the Contributing Party acknowledge that they have negotiated at arms length over a period of time regarding this transaction prior to reaching this agreement.  This Contribution Agreement memorializes the understandings reached prior to and following the inception of VitaCig, Inc., and sets forth the complete agreement of the parties.  This Contribution Agreement supercedes any and all prior discussion and all oral and/or written understandings.  There are no representations or warranties made by any of the parties as an inducement to this Contribution Agreement except for those set forth in this Contribution Agreement, if any.

4.

This Contribution Agreement is intended to provide for a tax-free exchange between the contributor and the Company under Section 351 of the Internal Revenue Code and shall be construed to accomplish that result.

5.

This Contribution Agreement may not be terminated, amended, or otherwise modified except by a written agreement signed by all of the Parties to this Contribution Agreement and all parties so required by the Company’s bylaws at the time of such termination, amendment or modification, if any.

6.

If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effected during the terms of this Agreement in the state of Florida, such provision shall be fully severable from the remaining provisions of this Contribution Agreement, and it shall not affect the validity of the remaining provisions, which provisions shall be given full force and effect as if the illegal, unenforceable, or invalid provision had not been included in this Contribution Agreement.  In lieu of an illegal, unenforceable, or invalid provision, there shall be substituted a provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible and still be legal, valid and enforceable.

7.

This Contribution Agreement shall be construed and enforced in accordance with and governed by Florida law in existence on the date of this Contribution Agreement.

8.

The parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Contribution Agreement.

9.

This Contribution Agreement shall be binding upon, and shall inure to the benefit of, the heirs, administrators, personal representatives, successors and assigns of the respective parties hereto.

10.

Any notice required or permitted to be given under this Contribution Agreement shall be sufficient if in writing, and if sent by certified mail to the address shown at the head of the Contribution Agreement or such alternative address as a party may provide in writing and delivered to the above listed address of the other parties hereto.

11.

The waiver by either party of a breach of any provision of this Contribution Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

IN CONSIDERATION THEROF, intending to be legally bound, the parties have executed the Agreement to be effective on the  24th  day of February 2014.

ATTEST:

              VITACIG, INC.

________________________

By:

/s/ Mark Linkhorst____________________

________________________

Mark Linkhorst, President

Contributors

Shares Received

/s/ Paul Rosenberg_________________

500,135,000

Paul Rosenberg, CEO

mCig, Inc.

SCHEDULE A

Asset	Description
VitaCig Tademark	The pending trademark application for “VitaCig” filed with USPTO on 1/18/2014